UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 9, 2013
MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on June 29, 2012, we entered into a Loan Agreement (the “Loan Agreement”) with Apollo Investment Corporation (“Apollo”), as Administrative Agent and Lender.  On December 9, 2013, we entered into the Waiver and Amendment No. 8 (the “Amendment”) with Apollo under the Loan Agreement.  There was no fee for this Amendment.

The principal waiver contained in the Amendment waived a default of the interest coverage ratio covenant included in Section 7.17(a) of the Loan Agreement for the fiscal quarter ending October 31, 2013. The Amendment also contained certain amendments intended to (i) permit the proposed acquisition of certain oil and gas assets and a related entity by Cook Inlet Energy, LLC from Armstrong Cook Inlet, LLC, GMT Exploration Company, LLC, Dale Resources Alaska, LLC, Jonah Gas Company, LLC, and Nerd Gas Company and the issuance of a corporate guaranty of certain obligations related to that acquisition, (ii) delay the requirement that we maintain compliance with the interest coverage ratio covenant until the fiscal quarter ending October 31, 2014, and (iii) increase the covenant levels of the minimum daily gross production covenant included in Section 7.17(c) of the Loan Agreement.

The foregoing description is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this report.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Waiver and Amendment No. 8 dated December 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2013	MILLER ENERGY RESOURCES, INC.
By: /s/ Scott M. Boruff
Name: Scott M. Boruff
Title: Chief Executive Officer